UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AAC HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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115 EAST PARK DRIVE, SECOND FLOOR

BRENTWOOD, TENNESSEE 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2015

Dear Fellow Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of AAC Holdings, Inc., to be held on Tuesday, May 19, 2015, at 2:00 p.m. (Central Time), at 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201.

We are holding the Annual Meeting for the following purposes:

(1)	To elect Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, Darrell S. Freeman, Sr., David C. Kloeppel, Jerrod N. Menz and Richard E. Ragsdale as directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	To approve the AAC Holdings, Inc. Employee Stock Purchase Plan;

(3)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(4)	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on March 23, 2015 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

We are mailing to each of our stockholders a paper copy of the Proxy Statement, our 2014 Annual Report to Stockholders and a proxy card. Our 2014 Annual Report to Stockholders is not part of the proxy solicitation materials. The Proxy Statement and our 2014 Annual Report to Stockholders are available online at proxyvote.com. Please read the enclosed materials carefully.

By order of the Board of Directors,

Michael T. Cartwright Chairman, Director and Chief Executive Officer

Brentwood, Tennessee

April 15, 2015

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR GRANT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

AAC Holdings, Inc.

115 East Park Drive, Second Floor

Brentwood, Tennessee 37027

PROXY STATEMENT

2015 Annual Meeting of Stockholders

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of AAC Holdings, Inc. (the “Company”) for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201, on Tuesday, May 19, 2015, at 2:00 p.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 15, 2015.

Information About The Meeting

Record Date

The close of business on March 23, 2015 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 70,000,000 authorized shares of common stock, $0.001 par value per share (“Common Stock”), of which 21,780,874 shares were outstanding and entitled to vote, and 5,000,000 authorized shares of preferred stock, $0.001 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Quorum Requirements

A majority of the shares of Common Stock outstanding as of the close of business on March 23, 2015 and entitled to vote is required to constitute a quorum. Shares of Common Stock present by attendance or represented by proxy (including abstentions and broker non-votes) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the chairman of the Annual Meeting or the affirmative vote of a majority of the votes present, represented in person or by proxy, and entitled to be cast at the Annual Meeting.

Voting Procedures

If a quorum is present at the Annual Meeting, the outcome of the proposals set forth in the Notice of Annual Meeting will be determined as follows:

•	With respect to Proposal 1 (Election of Directors), each director nominee will be elected if he receives a plurality of the votes cast at the Annual Meeting; and

•	With respect to Proposal 2 (Approval of the AAC Holdings, Inc. Employee Stock Purchase Plan) and Proposal 3 (Ratification of the Appointment of BDO USA, LLP), these will be approved if they receive the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In such case, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the proxy card provided to you for information on the available voting methods. In addition, as the beneficial holder of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

Pursuant to New York Stock Exchange (“NYSE”) Rule 452, if your shares are held in street name and you do not give voting instructions to the record holder, the record holder will not be permitted to vote your shares with respect to Proposals 1 and 2, and your shares will be considered “broker non-votes” with respect to these proposals. However, the record holder will be entitled to vote your shares with respect to Proposal 3 even if you do not give voting instructions. We urge you to give voting instructions to your broker or nominee on all proposals.

Broker non-votes will be treated as shares present for quorum purposes, but are not considered votes for or against any proposal. Therefore, broker non-votes will not affect the outcome of any proposal.

Abstentions will have no effect on Proposal 1. With respect to Proposals 2 and 3, abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will therefore be equivalent to a vote against such proposals.

If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if no instructions are given, each proxy will be voted:

•	FOR the election of the nominees named in this Proxy Statement as directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified;

•	FOR the approval of the AAC Holdings, Inc. Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Kathryn Sevier Phillips, General Counsel and Secretary, at 115 East Park Drive, Second Floor, Brentwood, Tennessee 37027, prior to the Annual Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors consisting of at least one and not more than eleven directors. Our Board is presenting seven nominees for election as directors at our Annual Meeting, all of which currently serve as directors on our Board of Directors. Each nominee elected at the meeting will serve a term of office until our 2016 annual meeting of stockholders and until a successor is duly elected and qualified. Each nominee has consented to be a candidate and to serve if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Qualification of Directors

Each of the Company’s director nominees has demonstrated business acumen, the ability to exercise sound business judgment, and a commitment to serve the Company as a director. In addition, the Company’s director nominees bring a variety of professional backgrounds and experiences, and we believe that each of our director nominees possesses unique qualifications, skills and attributes that complement the performance of the full Board. The experience that each nominee has obtained from his professional background, as set forth below, has qualified him to serve on our Board of Directors.

The following table sets forth biographical information for each nominee designated by our Board of Directors to become a director, the year in which each nominee was first appointed or elected to the Board of Directors and a discussion of factors in each nominee’s experience that the Board views as supporting his continued service on the Board:

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Jerry D. Bostelman Director	46	2012	Yes	Mr. Bostelman is chief executive officer of Vaco, LLC, a professional staffing firm, which he co-founded in 2002. Prior to co-founding Vaco, Mr. Bostelman was a regional manager for Robert Half International Inc., a provider of staffing services for accounting and finance professionals, where he worked from 1997 through 2001. From 1993 through 1997, Mr. Bostelman served as an auditor for Arthur Anderson. The Board of Directors believes that Mr. Bostelman is qualified to serve as a director as a result of his accounting background and his broad management experience serving as regional manager of a national professional staffing firm and as chief executive officer of Vaco. Mr. Bostelman served six years in the Marine Corps Reserves, including a five month active tour of duty in the first Gulf War.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Lucius E. Burch, III Director	73	2012	Yes	Since 1989, Mr. Burch has served as the chairman and chief executive officer of Burch Investment Group, formerly Massey Burch Investment Group. Mr. Burch began his tenure at Massey Investment Company (the predecessor of Massey Burch Investment Group) as a financial analyst and portfolio manager in 1968. Mr. Burch is also the chairman and chief executive officer of Collateral Guaranty, a credit enhancement fund. Mr. Burch is the former chairman of Corrections Corporation of America (NYSE:CXW), an operator of private prisons and detention centers and has served on numerous private and public company boards. The Board of Directors believes that Mr. Burch is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive board experience, including service on the boards of directors of seven companies traded on the New York Stock Exchange, and his general business and financial acumen.

Michael T. Cartwright Chairman, Chief Executive Officer and Director	46	2011	No	Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has almost 20 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Based on his knowledge of the Company, our business and his extensive experience in the addiction treatment industry, we have determined that Mr. Cartwright should serve as Chairman of our Board of Directors. Mr. Cartwright is a graduate of Trevecca Nazarene University.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Darrell S. Freeman, Sr. Lead Director	50	2013	Yes	Mr. Freeman currently serves as the executive chairman of Zycron, Inc., an information technology services and solutions firm he founded in 1991. Mr. Freeman has served as the executive chairman of Zycron, Inc. since its formation. Mr. Freeman co-founded Tennessee-based Reliant Bank in 2006, and he has served as a board member and a member of the audit and compensation committees since 2006. Additionally, in 2007 Mr. Freeman co-founded Pinnacle Construction Partners, a construction management firm, and has served as the chairman since 2007. The Board of Directors believes that Mr. Freeman is qualified to serve as a director as a result of his extensive business and financial experience and insight into risk management from his experience co-founding Reliant Bank and his service on its audit committee. In 2012, Mr. Freeman was appointed to the Tennessee Board of Regents. Beginning in 2006, Mr. Freeman served two one-year terms as chairman of the Nashville Area Chamber of Commerce, and in 2005 served as the chairman of the 100 Black Men of Middle Tennessee. Mr. Freeman was also a founding board member of the Nashville Entrepreneur Center in 2010.

David C. Kloeppel Director	45	2013	Yes	Mr. Kloeppel is chairman of Eventa Global, Inc., a travel services company he founded in 2014, and also serves as chief executive officer of Domus Hospitality, LLC, an entity focused on investment in the hospitality industry he founded in 2013. Mr. Kloeppel served as president and chief operating officer of Gaylord Entertainment Company (NYSE:GET) from 2009 to 2012; as president and chief financial officer from 2008 to 2009; and as executive vice president and chief financial officer from 2001 until 2008. Prior to joining Gaylord Entertainment Company, he worked in the Mergers and Acquisitions Department at Deutsche Bank in New York, where he served as vice president and was responsible for that department’s activities in the lodging, leisure and real estate sectors. Mr. Kloeppel served as a director of FelCor Lodging Trust Inc. (NYSE:FCH) from 2005 to 2008, and was a member of the audit and compensation committees. The Board of Directors believes that Mr. Kloeppel is qualified to serve as a director as a result of his prior public company executive officer experience, his extensive corporate governance experience as an officer and director of publicly traded companies and his general business and financial acumen. Mr. Kloeppel currently serves on the Board of Directors of the Nashville Area Chamber of Commerce and the Board of Visitors of the Owen Graduate School of Management at Vanderbilt University. He is the current President of the Board of Trustees at University School of Nashville.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Jerrod N. Menz President and Director	42	2008	No	Mr. Menz currently serves as our President, a position he has held since June 2013, and has almost 18 years of experience in the drug and alcohol treatment industry. He previously served as the chief executive officer of American Addiction Centers, Inc. (formerly Forterus, Inc.) from 2011 until 2013. From 2009 until 2011, he served Forterus, Inc. in the roles of Vice President and Secretary. In 2004, Mr. Menz founded ABTTC, Inc. (d/b/a A Better Tomorrow), an alcohol and drug treatment provider in southern California, until Forterus, Inc. acquired A Better Tomorrow in 2008. Prior to founding A Better Tomorrow, Mr. Menz served as general manager of Wits Inn, a drug and alcohol treatment facility in Southern California, from 1997 through 2003 and as Vice President of Marketing of Chapman House Addiction Facilities, a drug and alcohol treatment facility in Orange, California, from 2003 to 2004. Based on his knowledge of the Company, our business and his extensive experience in the addiction treatment industry, we have determined that Mr. Menz should serve as a director. Mr. Menz is a graduate of the University of Pittsburgh.

Richard E. Ragsdale Director	71	2012	Yes	Mr. Ragsdale has co-founded 17 healthcare corporations during his career. After beginning his career with Chase Manhattan Bank in New York, Mr. Ragsdale served as vice president and treasurer of Hospital Affiliates International, Inc., one of the country’s first hospital management firms, from 1973 to 1977, and served as vice president and chief financial officer of INA Health Care Group from 1977 to 1981. In 1981, he co-founded a hospital management company, Republic Health Corporation, which went public in 1983 and was acquired by an investor group in 1986. In 1985, Mr. Ragsdale co-founded Community Health Systems, Inc. (NYSE:CYH), a rural hospital management company, and served as chairman from 1985 to 1996. In 2000, he co-founded HealthMont Inc., an operator of community hospitals, and served as chairman from its formation in early 2000 until its acquisition by SunLink in October 2003. Mr. Ragsdale has been a private investor since his retirement in 2003. Mr. Ragsdale has served on the boards of numerous public and private companies and since June 2008 has served as a director of BreatheAmerica, Inc., an operator of allergy, asthma and sinusitis treatment centers. The Board of Directors believes that Mr. Ragsdale is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive public company board experience and his general business and financial acumen.

Vote Required; Recommendation

Directors are elected by a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. Our Articles of Incorporation do not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election.

Pursuant to NYSE Rule 452, the uncontested election of directors may not be voted upon by banks, brokerage firms or other nominees holding shares in street name without instruction from beneficial owners. Consequently, proxies submitted by banks, brokerage firms or other nominees holding shares in street name may not, in the absence of specific instructions from beneficial owners, vote the shares in favor of a nominee or withhold votes from a nominee at the discretion of the bank, brokerage firm or other nominee.

Unless a proxy specifies otherwise, or results in a broker non-vote because of the failure to execute or return the proxy to a broker with instructions, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by our Board of Directors. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends that the stockholders vote FOR each of the director nominees.

CORPORATE GOVERNANCE

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not classified, with each of our directors subject to re-election annually;

•	of the seven persons who serve on our Board of Directors, five of our directors satisfy the listing standards for independence of the NYSE and four of our directors satisfy the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each member of our Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC;

•	the three standing committees of our Board of Directors—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—consist solely of independent directors in compliance with NYSE listing requirements; and

•	we do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board Leadership Structure

Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Cartwright. Our Board of Directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our Board of Directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and our Board of Directors, facilitating the regular flow of information. Our Board of Directors also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with our Chief Executive Officer).

In June 2014, our Board of Directors appointed Mr. Freeman as lead independent director in order to help reinforce the independence of our Board of Directors as a whole. The lead independent director serves as an effective balance to a combined Chief Executive Officer/Chairman. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, preside over board meetings in the absence of the Chairman and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors and act as liaison between the Chairman and the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

Board Committees and Independence

The NYSE requires a majority of our Board of Directors to consist of independent directors. A director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, in order for a member of the Compensation Committee or the Audit Committee to be considered independent, such committee member may not, other than in his capacity as a member of the Board of Directors or any Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us; or (2) be an affiliated person of us.

In February 2015, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has affirmatively determined that none of our directors other than Mr. Cartwright and Mr. Menz has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors other than Mr. Cartwright and Mr. Menz is “independent” as that term is defined by the NYSE Listed Company Manual. Our Board of Directors also determined that Messrs. Freeman, Kloeppel and Ragsdale, who comprise our Audit Committee, Messrs. Burch, Kloeppel and Freeman, who comprise our Compensation Committee, and Messrs. Bostelman, Burch and Ragsdale, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for such committees established by the Securities and Exchange Commission (“SEC”) and the NYSE. Each of the members of our Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. In making such determination, the Board of Directors considered the relationships that each such non-employee director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and, with respect to Mr. Bostelman, the transactions between the Company and Vaco Nashville, LLC as described in “Certain Relationships and Related Person Transactions—Related Party Transactions—Vaco Relationship.”

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board of Directors, copies of which are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Audit Committee. Our Audit Committee consists of Messrs. Freeman, Kloeppel and Ragsdale, each of whom is a non-employee director. Mr. Kloeppel serves as the chair of our Audit Committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and other matters;

•	preparing the report of the Audit Committee that the SEC requires in our annual proxy statement;

•	overseeing risks associated with financial matters such as accounting, internal controls over financial reporting and financial policies;

•	reviewing the Company’s internal audit function and overseeing the internal audit department’s staffing, budget and responsibilities;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the NYSE listing standards and that each of Messrs. Kloeppel, Freeman and Ragsdale qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations. In making its determination that each of Messrs. Kloeppel, Freeman and Ragsdale qualifies as an “audit committee financial expert,” our Board of Directors has considered the formal education and nature and scope of the previous experience of each of Messrs. Kloeppel, Freeman and Ragsdale, coupled with past and present service on various Audit Committees. Both our independent registered public accounting firm and management personnel periodically meet privately with our Audit Committee.

Compensation Committee. Our Compensation Committee consists of Messrs. Burch, Freeman and Kloeppel. Mr. Burch serves as the chair of our Compensation Committee. The functions of this committee include, among other things:

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•	reviewing and recommending to our Board of Directors performance goals and objectives relevant to the compensation of our executive officers;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	evaluating and recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•	administering our equity incentive plans;

•	reviewing and recommending to our Board of Directors policies with respect to incentive compensation and equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	evaluating and overseeing risks associated with compensation policies and practices;

•	reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers and other members of senior management;

•	preparing the report of the Compensation Committee that the SEC requires in our annual proxy statement;

•	reviewing the adequacy of its charter on an annual basis; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee, including compliance of the Compensation Committee with its charter.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Messrs. Bostelman, Burch and Freeman. Mr. Freeman serves as the chair of our Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating the performance of our Board of Directors and the committees thereof, including compliance of each committee with its charter;

•	nominating and recommending individuals for membership on our Board of Directors;

•	considering nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;

•	periodically reviewing our policy statements;

•	reviewing, at least annually, the adequacy of its charter; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee, including compliance of the Nominating and Corporate Governance Committee with its charter.

Meetings of our Board of Directors and Committees

During 2014, our Board of Directors met seven times, which includes one meeting of the board of directors of American Addiction Centers, Inc. prior to our formation in February 2014. All directors attended at least 75% of the meetings of the Board and of the committees on which they served in fiscal year 2014. We encourage each member of the Board to attend our annual meetings of stockholders.

During 2014, our Audit Committee met two times and our Compensation Committee met one time. Our Nominating and Corporate Governance Committee did not meet during 2014. Prior to our initial public offering in the fourth quarter of 2014, the full Board of Directors managed most matters now handled by the committees of independent directors.

Nomination of Directors

The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. In evaluating the qualifications of a director nominee, the Nominating and Corporate Governance Committee assesses the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and fulfill the needs of the Board at that time.

The Nominating and Governance Committee also considers diversity in professional and personal experience, skills, background, race, gender and other factors of diversity as it deems appropriate when considering director candidates. Following its evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders

Our Bylaws govern stockholder nominations of directors. The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver a written notice to the corporate secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of date of the proxy statement delivered to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event (i) the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 30 days after the preceding year’s annual meeting of stockholders, (ii) no proxy statement was made available to stockholders in connection with the preceding year’s annual meeting, or (iii) the Company did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Bylaws for more detailed information regarding the process by which stockholders may nominate directors.

Compensation Committee Interlocks and Insider Participation

During 2014, Messrs. Burch, Freeman and Kloeppel served on the Compensation Committee of our Board of Directors. No member of our Compensation Committee has ever been an executive officer or employee of the Company or any of its subsidiaries. None of our officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. During 2014, each member of our Compensation Committee participated in a private share exchange transaction with the Company and Mr. Freeman participated in an equity financing transaction with the Company. See “Certain Relationships and Related Person Transactions—Related Party Transactions—Reorganization Transactions” and “—2014 Private Placement” for a description of these transactions.

Communication with the Board of Directors

Our stockholders and other interested parties may communicate directly with any chair of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management directors as a group. All communications should be in written form and directed to Kathryn Sevier Phillips, General Counsel and Secretary, AAC Holdings, Inc., 115 East Park Drive, Second Floor, Brentwood, Tennessee 37027.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to AAC Holdings, Inc., Attention: Audit Committee, 115 East Park Drive, Second Floor, Brentwood, Tennessee 37027. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by applicable law or NYSE regulations. In addition, our Board has adopted a Code of Ethics for Senior Financial Officers that is specifically applicable the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct, and compliance with the law, particularly as it relates to the maintenance of the Company’s financial records and the preparation of financial statements filed with the SEC. A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Director Compensation

As compensation for serving on our Board of Directors during 2014, we provided each of our independent directors an annual retainer consisting of a stock award with a grant date fair value of $73,425. In addition, we compensated each of our independent directors a fee of $2,000 in cash per meeting of the Board of Directors or its committees, provided that our independent directors were entitled to a single cash fee if multiple meetings were held on the same date. Directors who are also officers or employees of the Company do not receive additional compensation for service as directors. The following table reflects the total compensation earned by our non-employee directors in 2014:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Jerry D. Bostelman	$14,000	$73,425	$87,425
Lucius E. Burch, III	$14,000	$73,425	$87,425
Darrell S. Freeman, Sr.	$16,000	$73,425	$89,425
David C. Kloeppel	$16,000	$73,425	$89,425
Richard E. Ragsdale	$16,000	$73,425	$89,425

(1)	Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of a January 2015 grant of 2,500 fully vested shares of Common Stock to each non-employee director as compensation for his service to the Company in 2014.

Director Stock Ownership Requirement

To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each non-employee director is expected to own shares of Common Stock valued at five times the director’s annual cash retainer. Each director will have five years from the later of the adoption of the Company’s Corporate Governance Guidelines in June 2014 and the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board.

MANAGEMENT

Executive Officers

Below are the names, ages (as of April 15, 2015) and a brief account of the business experience of our executive officers.

Name	Age	Title
Michael T. Cartwright	46	Chairman and Chief Executive Officer
Jerrod N. Menz	42	President
Kirk R. Manz	48	Chief Financial Officer
Candance A. Henderson-Grice	47	Chief Operating Officer
Kathryn Sevier Phillips	44	General Counsel and Secretary
Andrew W. McWilliams	43	Chief Accounting Officer

The term of each executive officer runs until his or her successor is elected and qualified, unless sooner removed.

Michael T. Cartwright, Chairman and Chief Executive Officer. Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has almost 20 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Mr. Cartwright is a graduate of Trevecca Nazarene University.

Jerrod N. Menz, President. Mr. Menz currently serves as our President, a position he has held since June 2013, and has almost 18 years of experience in the drug and alcohol treatment industry. He previously served as the chief executive officer of American Addiction Centers, Inc. (formerly Forterus, Inc.) from 2011 until 2013. From 2009 until 2011, he served Forterus, Inc. in the roles of Vice President and Secretary. In 2004, Mr. Menz founded ABTTC, Inc. (d/b/a A Better Tomorrow), an alcohol and drug treatment provider in southern California, until Forterus, Inc. acquired A Better Tomorrow in 2008. Prior to founding A Better Tomorrow, Mr. Menz served as general manager of Wits Inn, a drug and alcohol treatment facility in Southern California, from 1997 through 2003 and as Vice President of Marketing of Chapman House Addiction Facilities, a drug and alcohol treatment facility in Orange, California, from 2003 to 2004. Mr. Menz is a graduate of the University of Pittsburgh.

Kirk R. Manz, Chief Financial Officer. Mr. Manz joined the Company as Chief Financial Officer in January 2011. From 2008 through 2010, Mr. Manz served as chief executive officer of GMD Holdings, Inc. (d/b/a Blast Panel), a digital media company. From 2006 through 2008, Mr. Manz served as managing member of Private Capital Securities, LLC, a boutique investment banking firm. From 2004 through 2006, Mr. Manz served as vice president of investments for Piper Jaffray & Co. Previously, Mr. Manz worked as a fixed income specialist for Stephens Inc. in 2002 through 2004. From 1988 to 2002, Mr. Manz was co-founder or chief executive officer of four communications companies including Igaea, Inc., an international VoIP telecommunications provider. Mr. Manz is a graduate of Vanderbilt University.

Candance A. Henderson-Grice, Chief Operating Officer. Ms. Henderson-Grice joined the Company in February 2013 as our Chief Operating Officer and has over 22 years of experience in the behavioral health industry. From 2001 through 2012, she worked at CRC Health Corporation in various capacities, including: president of CRC’s healthy living division which included four eating disorder sites, a residential weight management program, two weight management schools and 12 summer camps; vice president of operations for CRC’s eating disorders, weight management and Florida programs; vice president of operations of CRC’s high-end private pay and Florida facilities which included CRC’s flagship program, Sierra Tucson; and as vice president of CRC’s Southern Region. From 1992 to 2001, she worked for Comprehensive Addiction Programs, which was purchased by CRC in 2003, where she held roles including special projects director, director of operations and chief executive officer of various Comprehensive Addiction Programs facilities. Ms. Henderson-Grice is a graduate of the University of Alabama at Birmingham and Troy State University.

Kathryn Sevier Phillips, General Counsel and Secretary. Ms. Phillips joined the Company in December 2013 as General Counsel and Secretary. From 2009 to 2013, Ms. Phillips served as Managing Partner of Sevier Phillips & Associates, a legal, compliance and political consulting practice focused primarily on healthcare clients. From 2004 to 2008, Ms. Phillips was general counsel and secretary of National Renal Alliance, LLC, a national renal disease management and dialysis provider, where Ms. Phillips served as the chief legal and government affairs officer. From 1999 to 2004, Ms. Phillips practiced with the law firm of Stites & Harbison PLLC. In 1999, Ms. Phillips served as general counsel of Alexander for President, the presidential campaign of Senator Lamar Alexander. From 1995 to 1998, Ms. Phillips practiced with the law firm of Bass, Berry & Sims PLC. Ms. Phillips is a graduate of Auburn University, the Harvard Graduate School of Education and Harvard Law School.

Andrew W. McWilliams, Chief Accounting Officer. Mr. McWilliams joined the Company as Chief Accounting Officer in August 2014. From October 1998 through August 2014, Mr. McWilliams worked as an auditor with Ernst & Young LLP, a national public accounting firm. During his tenure with Ernst & Young, Mr. McWilliams served multiple healthcare clients and also gained experience across a variety of corporate transactions, including public offerings of securities and mergers and acquisitions. Mr. McWilliams is a graduate of Georgia State University.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2014 with respect to our equity compensation plans.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	—	$—	1,006,620
Equity compensation plans not approved by security holders	—	—	—	(2)

Total	—	—	1,006,620

(1)	Our AAC Holdings, Inc. 2014 Equity Incentive Plan was approved by our stockholders prior to the completion of our initial public offering.
(2)	Does not include 250,000 shares of our Common Stock available for issuance pursuant to the AAC Holdings, Inc. Employee Stock Purchase Plan, which will be deemed effective as of January 1, 2015 if approved by our stockholders at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The table below sets forth information with respect to ownership of our Common Stock, as of March 23, 2015, by:

•	Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	Each of our directors and nominees;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 21,780,874 shares of Common Stock outstanding on March 23, 2015, unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and named executive officers:
Michael T. Cartwright (3)	5,728,207	26.3%
Jerrod N. Menz (4)	5,172,821	23.7%
Kathryn Sevier Phillips	110,077	* *
Jerry D. Bostelman (5)	678,551	3.1%
Lucius E. Burch, III	983,521	4.5%
Darrell S. Freeman, Sr. (6)	209,236	* *
David C. Kloeppel (7)	224,280	1.0%
Richard E. Ragsdale (8)	56,104	* *
All directors and executive officers, as a group (11 persons) (9)	13,842,075	63.6%

**	Less than 1%
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o AAC Holdings, Inc., 115 East Park Drive, Second Floor, Brentwood, Tennessee 37027.
(2)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock which a person has the right to acquire within 60 days of March 23, 2015 through the vesting and/or exercise of any equity award or other right. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.
(3)	Consists of (i) 3,702,031 shares of record held by Mr. Cartwright, (ii) 954,507 shares held of record by the Irrevocable Family Trust of Tina Cartwright of which Mr. Cartwright serves as one of two trustees, (iii) 954,507 shares held of record by the Irrevocable Family Trust of Michael T. Cartwright of which Mr. Cartwright’s family is the beneficiary and (iv) 117,162 shares held of record by Tina F. Cartwright, Mr. Cartwright’s spouse.
(4)	Consists of (i) 3,146,645 shares of record held by Mr. Menz, (ii) 954,507 shares held of record by the Irrevocable Family Trust of Victoria Menz of which Mr. Menz serves as one of two trustees, (iii) 954,507 shares held of record by the Irrevocable Family Trust of Jerrod Menz of which Mr. Menz’s family is the beneficiary and (iv) 117,162 shares held of record by Victoria Menz, Mr. Menz’s spouse.
(5)	Consists of (i) 591,665 shares held of record by Mr. Bostelman and (ii) 86,886 shares held of record by the Jerry D. Bostelman Irrevocable Trust, of which Mr. Bostelman serves as the trustee.

(6)	Consists of (i) 89,160 shares held of record by Mr. Freeman, (ii) 95,451 shares held of record by Zycron, Inc., of which Mr. Freeman is the Executive Chairman, and (iii) 24,625 shares held of record by Milan Investment Group, LLC, which is controlled by Gloria J. Freeman, Mr. Freeman’s spouse.
(7)	Consists of (i) 8,378 shares held of record by Mr. Kloeppel, (ii) 159,402 shares held of record by David and Ann Kloeppel, as Tenants in Common, (iii) 31,500 shares held of record by Bluegrass Capital Irrevocable Trust, of which Mr. Kloeppel serves as trustee, and (iv) 25,000 shares held of record by Sunshine Capital Trust, of which Mr. Kloeppel’s spouse serves as one of two trustees and Mr. Kloeppel’s children are the beneficiaries. Mr. Kloeppel disclaims ownership of the 25,000 shares held of record by Sunshine Capital Trust.
(8)	Consists of (i) 2,544 shares held of record by Mr. Ragsdale and (ii) 53,560 shares held of record by the Richard Elliot Ragsdale Revocable Trust, of which Mr. Ragsdale serves as the trustee and is a beneficiary.
(9)	This group includes all of our current directors and executive officers.

EXECUTIVE COMPENSATION

Overview

The primary goal of our executive compensation program is to align executive compensation with our business objectives and individual performance, as well as to enable us to attract, retain and reward executive officers who contribute to our long-term success. The Compensation Committee sets the compensation of our executive officers. Generally, the Compensation Committee considers and evaluates the Company’s performance and goals and our Chief Executive Officer’s recommendations with respect to each officer (other than the Chief Executive Officer) in setting compensation. The compensation of our executive officers consists of a combination of base salary and incentive bonuses paid in cash or equity. All employees, including our executive officers, also receive a benefits package.

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer, whom we collectively refer to as our “named executive officers” in this Proxy Statement.

2014 Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers during the year ended December 31, 2014:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Michael T. Cartwright	2014	557,500		1,018,283	—		251,717	25,486	(1)	1,852,986
Chairman and Chief Executive Officer	2013	635,000		1,270,000	—		—	23,177	(2)	1,928,177

Jerrod N. Menz	2014	557,500		615,781	—		152,219	34,236	(3)	1,359,736
President	2013	480,000		864,000	—		—	30,786	(4)	1,374,786

Kathryn Sevier Phillips	2014	273,125	(5)	—	631,569	(6)	315,000	459,952	(7)	1,679,646
General Counsel and Secretary

(1)	Reflects $22,486 of payments for health insurance premiums and $3,000 of Company contributions to a health savings account (“HSA”).
(2)	Reflects $20,177 of payments for health insurance premiums and $3,000 of Company contributions to an HSA.
(3)	Reflects $22,486 of payments for health insurance premiums, $8,750 of Company contributions to the Company’s 401(k) profit sharing plan and $3,000 of Company contributions to an HSA.
(4)	Reflects $20,177 of payments for health insurance premiums, $7,609 of Company contributions to the Company’s 401(k) profit sharing plan and $3,000 of Company contributions to an HSA.
(5)	Ms. Phillips’ base salary was $200,000 for the first three months of 2014 and increased to $315,000 in April 2014.
(6)	Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, with an April 2014 grant of 49,496 shares of restricted Common Stock, with a vesting term of two equal installments in April 2014 and April 2015. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 13 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(7)	Reflects $453,258 of additional cash compensation to satisfy the personal tax obligation related to the April 2014 grant of restricted Common Stock as a result of an 83(b) election under the Code with respect to the entire grant of restricted Common Stock, and $6,694 of Company contributions to the Company’s 401(k) profit sharing plan.

2014 Executive Compensation Elements

Each of our named executive officers was provided with the following material elements of compensation in 2014:

Base Salary. We provide a base salary to each named executive officer. The primary goal for base salary is to be market competitive and to compensate an executive’s short-term contributions, as well as to provide current financial stability. In 2013, the Compensation Committee engaged McDaniel & Associates as its independent compensation consultant to advise the Company on its executive compensation program, including by identifying a peer group of companies and performing a peer group compensation analysis. The peer group recommended by McDaniel & Associates at that time and utilized by the Compensation Committee for compensation purposes, including setting 2013 base salary levels, consisted of the following 16 publicly-traded health care companies (some of which are no longer publicly-traded):

Acadia Healthcare Company, Inc.	HealthStream, Inc.
AdCare Health Systems, Inc.	IntegraMed America, Inc.
Addus Homecare Corporation	LCA-Vision Inc.
Almost Family, Inc.	MedCath Corporation
Arcadia Resources, Inc.	National Research Corporation
Assisted Living Concepts, Inc.	NovaMed, Inc.
Capital Senior Living Corporation	SunLink Health Systems, Inc.
Diversicare Healthcare Services, Inc.	USMD Holdings, Inc.

For fiscal year 2014, the base salary for each of Mr. Cartwright and Mr. Menz was changed to $557,500 to reflect those named executive officers’ shared responsibilities for the leadership of the Company and the execution of our strategic and growth initiatives. Ms. Phillips was hired as our General Counsel and Secretary in December 2013 at a base salary of $200,000. Ms. Phillips’ base salary was increased to $315,000 in April 2014 to align it more closely with competitive comparisons.

Non-Equity Incentive Compensation. Incentive bonuses are a key component of our executive compensation strategy and represented a majority of the total compensation paid to our named executive officers in 2014. We believe such performance-based incentive compensation aligns our named executive officers’ compensation to the Company’s goals. Accordingly, in 2014, the Board adopted the 2014 Cash Incentive Plan pursuant to which each of our named executive officers was eligible to receive performance-based cash incentive payments. After reviewing the analysis and recommendations of McDaniel & Associates and taking into account the individual circumstances of Messrs. Cartwright and Menz, the Compensation Committee approved target and maximum levels of incentive bonuses for fiscal year 2014 with respect to Messrs. Cartwright and Menz. In addition, concurrent with the increase to her base salary in April 2014, the Board approved a target bonus amount for Ms. Phillips. The respective target and maximum levels of incentive bonuses for our named executive officers for fiscal year 2014 are set forth in the following table:

Named Executive Officer	2014 Target Bonus	2014 Maximum Bonus
Michael T. Cartwright	$635,000	$1,270,000

Jerrod N. Menz	$384,000	$768,000

Kathryn Sevier Phillips	$315,000	$315,000

Bonus awards payable pursuant to the 2014 Cash Incentive Plan with respect to our “Senior Officer Participants,” defined to include Mr. Cartwright and Mr. Menz, were calculated based on the Company’s achievement of the adjusted EBITDA targets in the following table during each quarter of the 2014 fiscal year and the 2014 fiscal year as a whole:

Period	Target Adjusted EBITDA(1)	Actual Adjusted EBITDA(1)
Q1 2014	$4,071,990	$4,241,307
Q2 2014	$4,663,520	$4,239,591
Q3 2014	$6,169,460	$6,701,278
Q4 2014	$6,930,650	$6,559,362
2014 Fiscal Year	$21,835,620	$21,092,610

(1)	The 2014 Cash Incentive Plan generally defined adjusted EBITDA as consolidated net income plus (i) interest expense, (ii) depreciation and amortization expense, (iii) tax expense, (iv) non-cash stock compensation, (v) one-time legal and restructuring costs incurred in 2014 in connection with: the AAC private placement, the Reorganization Transactions (as later defined), the BHR preferred equity transactions, and our initial public offering completed in October 2014 (the “IPO”) in an amount not to exceed $2.5 million, (vi) one-time legal, accounting and other transaction costs incurred in connection with permitted acquisitions in 2014 in an aggregate amount not to exceed $0.2 million and (vii) one-time settlement costs paid on or about April 9, 2014, in connection with certain wage and settlement charges in California in an amount not to exceed $2.5 million. In addition, the Board was permitted to adjust its evaluation of achievement of the performance goals set forth above to adjust for certain non-recurring events set forth in the 2014 Cash Incentive Plan that occurred during fiscal 2014. The actual adjusted EBITDA for the first quarter of 2014 includes an adjustment for the effects of the acquisition of CRMS (as later defined) as if such acquisition occurred on January 1, 2014.

In order for a Senior Officer Participant to qualify for an award with respect to any quarter, the Company must have met the respective adjusted EBITDA target for such quarter. If the adjusted EBITDA target for a quarter was met, the executive was entitled to an award in an amount up to 25% of the target bonus amount for such executive. If the adjusted EBITDA target for a quarter was not met, the executive was not entitled to an award for such quarter (except for any year-end adjustment as described below). In the event the Company would have achieved the adjusted EBITDA for a fiscal quarter but for the expense of the bonus amounts payable pursuant to the 2014 Cash Incentive Plan, the bonus payable for such fiscal quarter was reduced proportionately to the level at which adjusted EBITDA for such fiscal quarter (including the reduced bonus amounts) equaled the adjusted EBITDA target with respect to such fiscal quarter. If the Company achieved or exceeded the adjusted EBITDA target with respect to the 2014 fiscal year, the executive was entitled to an award with respect to the fiscal year according to the following formula: (a) the percentage of the adjusted EBITDA target that actual adjusted EBITDA for the 2014 fiscal year represented, multiplied by (b) the executive’s target bonus amount, with the product of (a) and (b) reduced (but not below zero) by (c) payments made during the 2014 fiscal year with respect to the achievement of the adjusted EBITDA target with respect to each fiscal quarter; provided, that no executive was entitled to receive more than such executive’s maximum bonus as described above. The Board determined actual award payments to Senior Officer Participants under the 2014 Cash Incentive Plan in its sole discretion based on whether and to what extent the adjusted EBITDA target for each fiscal quarter during 2014 and the 2014 fiscal year was met. Notwithstanding the achievement of the respective adjusted EBITDA targets, the Board was permitted, in its sole discretion, to award the maximum bonus to any Senior Officer Participant as it determined appropriate, considering factors including, without limitation, the completion of our IPO in 2014.

Bonus awards payable pursuant to the 2014 Cash Incentive Plan with respect to our “Officer Participants,” defined to include Ms. Phillips, were calculated based on Ms. Phillips’ achievement of individual goals as established by Mr. Cartwright. If such individual goals were met during any fiscal quarter, Ms. Phillips was entitled to an award in an amount up to 25% of the target bonus established by Mr. Cartwright for Ms. Phillips.

Based on the achievement of the respective adjusted EBITDA performance targets described above, Messrs. Cartwright and Menz received the following cash incentive payments during fiscal 2014:

Period	Michael T. Cartwright	Jerrod N. Menz
Q1 2014(1)	$92,967	$56,219
Q2 2014	—	—
Q3 2014	$158,750	$96,000
Q4 2014	—	—
2014 Fiscal Year	—	—

Total	$251,717	$152,219

(1)	The first quarter 2014 bonus payments to each of Messrs. Cartwright and Menz were proportionately reduced to the level at which the adjusted EBITDA, including the reduced bonus amounts, equaled the adjusted EBITDA target for such fiscal quarter.

In addition, based on our successful completion of an IPO and execution of other strategic, operational and growth initiatives in 2014, the Board exercised its permitted discretion under the 2014 Cash Incentive Plan to award Messrs. Cartwright and Menz the remainder of their 2014 maximum eligible bonus payments, or $1,018,283 and $615,781, respectively. Pursuant to the 2014 Cash Incentive Plan with respect to Ms. Phillips, the Board and Mr. Cartwright approved a cash incentive payment of $315,000 to Ms. Phillips based on her achievement during 2014 of individual goals previously established by Mr. Cartwright. The following table summarizes cash incentive payments to our named executive officers for the 2014 fiscal year:

Named Executive Officer	2014 Target Bonus	2014 Maximum Bonus	2014 Actual Bonus Earned	2014 Actual Bonus Earned (as a percentage of Target Bonus)
Michael T. Cartwright	$635,000	$1,270,000	$1,270,000	200%

Jerrod N. Menz	$384,000	$768,000	$768,000	200%

Kathryn Sevier Phillips	$315,000	$315,000	$315,000	100%

Employment Agreements. We currently do not have any employment agreements with our named executive officers.

Retirement Arrangements. We maintain a 401(k) savings plan for eligible employees, including our named executive officers, and provide annual discretionary matching contributions to 401(k) plan participants. We do not maintain a defined benefit pension plan.

Employee Benefits. Eligible employees, including our named executive officers, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. Our named executive officers participate in these programs on the same basis as eligible employees generally, except that the Company covers the full costs of premiums with respect to the medical insurance plan.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information with respect to holdings of unvested restricted stock awards held by our named executive officers at December 31, 2014.

Stock Awards
Named Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael T. Cartwright	—	—		—
Jerrod N. Menz	—	—		—
Kathryn Sevier Phillips	4/11/2014	24,748	(1)	$765,208

(1)	Reflects restricted stock that vested on April 11, 2015.
(2)	Represents the market value of the shares of our Common Stock underlying the restricted stock awards as of December 31, 2014, based on the closing price of our Common Stock, as reported on the New York Stock Exchange, of $30.92 per share on December 31, 2014.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section titled “Executive Compensation” be included in this Proxy Statement.

AAC Holdings, Inc.

Compensation Committee

Lucius E. Burch, III (Chairman)

Darrell S. Freeman, Sr.

David C. Kloeppel

The foregoing Report of the Compensation Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 2: APPROVAL OF AAC HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

General

Our Board of Directors has adopted and recommends that you approve the AAC Holdings, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), including the reservation of 250,000 shares of our Common Stock for issuance under the Employee Stock Purchase Plan. The Board of Directors believes that the adoption of this proposal is in the best interests of the Company for the reasons discussed below.

The Company believes that employee participation in the ownership of the Company will help to achieve the unity of purpose conducive to the continued growth of the Company and to the mutual benefit of its stockholders and the employees of the Company and certain subsidiaries of the Company. In order to encourage ownership of the Company’s Common Stock by employees of the Company and certain subsidiaries of the Company, the Board of Directors has adopted the Employee Stock Purchase Plan. Participation in the Employee Stock Purchase Plan will be entirely voluntary and neither the Company nor any of its subsidiaries will make any recommendations to their employees as to whether they should participate in such plan.

Summary of the Material Provisions of the Employee Stock Purchase Plan

The following is a summary of the material provisions of the Employee Stock Purchase Plan, as proposed. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the Employee Stock Purchase Plan as set forth in Annex A to this Proxy Statement.

Eligibility and Participation; Awards Under the Plan. In general, pursuant to the Employee Stock Purchase Plan, all employees of the Company and its participating subsidiaries designated by the participating company as an employee of such company are eligible to participate in the plan. However, the following individuals are not eligible to participate in the plan:

•	an individual whose customary employment is twenty (20) hours per week or less;

•	an individual whose customary employment is for not more than five (5) months in any calendar year; or

•	an individual who owns five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary thereof (“5% owners”).

Participating subsidiaries of the Company are only those subsidiaries of the Company that (i) are authorized by the Company’s Board of Directors to adopt the Employee Stock Purchase Plan with respect to its eligible employees and (ii) adopt the Employee Stock Purchase Plan. As of April 15, 2015, approximately 900 individuals were eligible to participate in the Employee Stock Purchase Plan.

The Employee Stock Purchase Plan enables participants to purchase shares of Common Stock during certain offering periods. Except for the first option period and as otherwise specified by the plan administrator, the plan’s option periods shall be successive periods of six consecutive months commencing on January 1 and July 1 of each year and ending on June 30 and December 31 of each year. Pursuant to the Employee Stock Purchase Plan, all eligible employees of the Company and its participating subsidiaries on the next commencement date (as defined in the Employee Stock Purchase Plan) following the date such individual has been employed as an eligible employee of a participating company may elect on the commencement date of each option period to deduct from their compensation an amount of not less than $100.00 during each payroll period. The dollar amount deducted is credited to the participant’s contribution account (as defined in the Employee Stock Purchase Plan). On the exercise date (the last trading day of each option period), the amount deducted from each participant’s salary will be used to purchase the maximum number of shares of our Common Stock at a purchase price (the “exercise price”) equal to the lesser of (i) 85% of the closing market price of the shares of our Common Stock on the exercise date or (ii) 85% of the closing market price of the shares of our Common Stock on the grant date. On an exercise date, all options shall be automatically exercised, except for persons whose employment has terminated or who have withdrawn all contributions.

Options granted under the Employee Stock Purchase Plan will be subject to the following limitations: (i) no participant shall be permitted to accrue the right to purchase during any calendar year shares of our Common Stock under the Employee Stock Purchase Plan having a market value greater than $25,000, as determined on the grant date for the option period during which each such share of stock is purchased; (ii) no option may be granted to a participant who immediately after such grant would be a 5% owner; (iii) the maximum number of shares of our Common Stock that a participant may purchase on any exercise date is 2,500 shares; and (iv) no participant may assign, transfer or otherwise alienate any options granted to the participant, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by the participant. Furthermore, the plan administrator may, in its discretion, condition a participant’s purchase of shares under the plan on such conditions as it may deem necessary to assure that the sale of such shares is in compliance with applicable securities laws.

Administration. The Employee Stock Purchase Plan will be administered by a plan administrator, which will initially be the Compensation Committee of the Board of Directors. Pursuant to its delegation authority under the plan, the Compensation Committee of the Board of Directors may delegate certain of its administrative duties, subject to its review and supervision.

Termination of Participation. Any participant whose employment terminated during the option period prior to the exercise date for any reason except death, disability or retirement at or after age 65 shall cease being a participant under the Employee Stock Purchase Plan, and the balance of the employee’s contribution account shall be paid to the participant (or, following the participant’s death, to the participant’s legal representative) as soon as practical after termination. Any option granted to such a participant shall expire and thereafter be null and void from the date of termination. If a participant dies while employed, terminates his or her employment due to disability, or retires before age 65, no further contributions shall be made on behalf of such participant; provided, however, that if an election to withdraw from the Employee Stock Purchase Plan is not provided by or on behalf of such participant at least 10 calendar days prior to the next exercise date, such participant’s account balance shall be used to purchase shares of our Common Stock at the next exercise date.

Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company’s structure affecting our Common Stock, equitable and proportionate adjustments will be made by the plan administrator, subject to direction by the Board of Directors, in the number and class of shares reserved for issuance under the Employee Stock Purchase Plan and the calculation of the exercise price.

Amendment; Termination. Without the approval of the stockholders of the Company, the Employee Stock Purchase Plan may not be amended to increase the number of shares reserved under the Employee Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company). Generally, all other amendments, including termination of the Employee Stock Purchase Plan, may be made without stockholder approval. If the plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each participant’s contribution account shall be paid to the participant, without interest.

New Plan Benefits. No purchase rights have been granted, and no shares have been issued, on the basis of the approval of the Employee Stock Purchase Plan, which is the subject of this proposal. Because benefits under the Employee Stock Purchase Plan will depend on employees’ elections to participate and the fair market value of our Common Stock at various future dates, it is not possible to determine the benefits that will be received by employees if the Employee Stock Purchase Plan is approved by the stockholders. Only the eligible employees of the Company and its participating subsidiaries discussed above are eligible to participate in the Employee Stock Purchase Plan.

If approved by the stockholders, the Employee Stock Purchase Plan will be deemed effective as of January 1, 2015.

Vote Required; Recommendation

The Employee Stock Purchase Plan will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting. Broker non-votes will not affect the outcome of this proposal and abstentions will be equivalent to a vote against this proposal. Unless a proxy specifies otherwise, or results in a broker non-vote because of the failure to execute or return the proxy to a broker with instructions, the persons named in the proxy will vote the shares covered thereby FOR approval of the Employee Stock Purchase Plan.

The Board of Directors recommends that the stockholders vote FOR the approval of the

AAC Holdings, Inc. Employee Stock Purchase Plan.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice.

Fees Paid to BDO USA, LLP

The following table presents fees for professional services rendered by BDO USA, LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2014 and 2013, and fees incurred for other services rendered by BDO USA, LLP for such years:

	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$954,422	$748,150
Audit-Related Fees	—	—
Tax Fees(2)	157,515	132,923
All Other Fees	—	—

Total Fees	$1,111,937	$881,073

(1)	Consist primarily of fees billed for the audit of our annual financial statements, the review of our quarterly financial statements and services provided in connection with registration statements and periodic reports filed with the SEC. Audit fees for fiscal 2014 and fiscal 2013 include fees associated with our initial public offering of $526,754 and $227,629, respectively.
(2)	Consist primarily of fees billed for tax compliance services and other tax planning and tax advice services.

Pre-Approval Policy

The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor and must pre-approve all audit and non-audit services to be provided by our independent auditor, other than certain de minimus non-audit services. In connection with our initial public offering, the Audit Committee adopted a policy pursuant to which it pre-approves all services to be provided by and fees to be paid to our independent auditor. Following consummation of our initial public offering, all services provided by BDO USA, LLP were pre-approved by the Audit Committee. All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required; Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Broker non-votes will not affect the outcome of this proposal and abstentions will be equivalent to a vote against this proposal.

The ratification of the appointment of BDO USA, LLP is a routine matter and may be voted upon by banks, brokerage firms or other nominees without instruction from the beneficial owner of such shares. Consequently, proxies submitted by banks, brokerage firms or other nominees for shares beneficially owned by other persons may, in the absence of specific instructions from such beneficial owners, vote the shares for or against the ratification of the appointment of BDO USA, LLP at the discretion of the bank, brokerage firm or other nominee.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the ratification of BDO USA, LLP as our independent registered public accounting firm.

The Audit Committee and the Board of Directors recommend that the stockholders vote

FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2014, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with its independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by the statement on Auditing Standards No. 16, “Communications with Audit Committees.”

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

AAC Holdings, Inc.

Audit Committee

David C. Kloeppel (Chairman)

Darrell S. Freeman, Sr.

Richard E. Ragsdale

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

Our Articles of Incorporation and our Bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. However, our Board of Directors recognizes that transactions or relationships between us and our subsidiaries and our directors, executive officers, immediate family members of our executive officers and directors and greater than 5% beneficial owners of our Common Stock may present a heightened risk of conflicts of interest or the perception thereof. As a result, the Board of Directors has adopted a written Related Party Transaction Policy (the “Policy”) to ensure that all related party transactions shall be subject to approval or ratification in accordance with the procedures set forth in the Policy.

Prior to the entry of any potential related party transaction, such transaction, arrangement or relationship, together with a summary of all material information concerning such transaction, arrangement or relationship, shall be reported to our General Counsel for evaluation. If our General Counsel determines that the transaction is a related party transaction and is not subject to the exceptions described in the Policy, the General Counsel will submit the transaction to the Audit Committee for consideration. In the event our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel or Chief Accounting Officer becomes aware of a related party transaction that has not been previously approved or ratified, the transaction will promptly be submitted to the Audit Committee or its chair, which will evaluate all available options, including ratification, amendment or termination of the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee will annually review each new or continuing related party transaction to determine if we should enter into or continue such related party transaction. Despite the existence and application of the Policy, we cannot assure you that the Policy or provisions of law will always be successful in eliminating the influence of conflicts of interest (whether actual or perceived), and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Related Party Transactions

Reorganization Transactions

AAC Holdings, Inc. was incorporated as a Nevada corporation on February 12, 2014 for the purpose of acquiring all of the common stock of American Addiction Centers, Inc. (“AAC”) and to engage in certain reorganization transactions, as described below.

Private Share Exchange. In April 2014, the Company conducted a voluntary private share exchange with certain stockholders of AAC, whereby holders representing 93.6% of the outstanding shares of common stock of AAC exchanged their shares on a one-for-one basis for shares of our Common Stock (the “Private Share

Exchange”). The following table sets forth the total number of shares Common Stock received by certain of our directors, executive officers and other related persons and their affiliates in connection with the Private Share Exchange:

Name	Relationship with Us	Number of Company Shares Received in the Private Share Exchange
Michael T. Cartwright	Chief Executive Officer and Chairman of the Board	4,555,056
Jerrod N. Menz	President and Director	3,999,671
Kirk R. Manz	Chief Financial Officer	405,778
Candance A. Henderson-Grice	Chief Operating Officer	41,228
Kathryn Sevier Phillips	General Counsel and Secretary	51,195
Jerry D. Bostelman	Director	589,121
Lucius E. Burch, III	Director	1,051,678
Darrell S. Freeman, Sr.	Director	156,690
David C. Kloeppel	Director	196,736
Richard E. Ragsdale	Director	53,560
Tina F. Cartwright	Spouse of Michael T. Cartwright	954,507
Victoria Menz	Spouse of Jerrod N. Menz	954,507

BHR Acquisition. Substantially concurrent with the Private Share Exchange, the Company acquired of all of the outstanding common membership interests of Behavioral Healthcare Realty, LLC (“BHR”), an entity controlled by related parties, in exchange for $3.0 million in cash, the assumption of a $1.8 million term loan and 820,124 shares of Common Stock (the “BHR Acquisition”). BHR owns, through its wholly owned subsidiaries, certain real property assets used by the Company in providing services to clients.

At the time of the BHR Acquisition, our CEO, President and CFO held 45%, 45% and 10%, respectively, of the outstanding common membership interests in BHR. Mr. Cartwright received total consideration of $4.5 million, consisting of $1.5 million in cash and 351,482 shares of Common Stock, at a fair value of $8.54 per share. Mr. Menz received total consideration of $4.5 million, consisting of $1.5 million in cash, a portion of which he used to fully repay an outstanding note receivable in the amount of $250,000 between himself and AAC, and 351,482 shares of Common Stock, at a fair value of $8.54 per share. Mr. Manz received total consideration of $1.0 million, consisting of $3 in cash and 117,160 shares of Common Stock, at a fair value of $8.54 per share.

Also in connection with the BHR Acquisition, the Company assumed and refinanced a $1.8 million term loan that was previously the joint obligation of Messrs. Cartwright, Menz and Manz and guaranteed by AAC. This term loan was entered into in October 2013 by Messrs. Cartwright, Menz and Manz in the amount of $1.9 million with a financial institution. The original proceeds from the term loan were used to repay a loan of Greenhouse Real Estate, LLC, a BHR subsidiary. Messrs. Cartwright, Menz and Manz remained guarantors of this term loan after the BHR Acquisition and the Company was added as a borrower and guarantor of this term loan. The outstanding balance of this term loan was repaid in full in connection with the completion of our IPO.

CRMS Acquisition. Substantially concurrent with the Private Share Exchange and BHR Acquisition, the Company acquired all of the outstanding membership interests of Clinical Revenue Management Services, LLC (“CRMS”), an entity controlled by related parties, which provides client billing and collection services to AAC, in exchange for $0.5 million in cash and 234,324 shares of Common Stock (the “CRMS Acquisition”).

At the time of the CRMS Acquisition, each of Tina F. Cartwright, the spouse of our CEO, and Victoria Menz, the spouse of our President, held 50% of the outstanding membership interests in CRMS. Ms. Cartwright received total consideration of $1.3 million, consisting of $250,000 in cash and 117,162 shares of Common Stock at a fair value of $8.54 per share. Ms. Menz received total consideration of $1.3 million, consisting of $250,000 in cash and 117,162 shares of Common Stock at a fair value of $8.54 per share. Subsequent to the CRMS Acquisition, Ms. Cartwright remains in the position of Chief Executive Officer of CRMS with an annual salary of $300,000.

The Private Share Exchange, BHR Acquisition and CRMS Acquisition are collectively referred to in this Proxy Statement as the “Reorganization Transactions.”

BHR Series A Preferred Units and Redemption

From November 2013 through February 2014, BHR sold 36.5 Series A Preferred Units, valued at $50,000 per unit, to certain accredited investors. In connection with these transactions, Jerry D. Bostelman, one of our directors, purchased five Series A Preferred Units for $250,000 and Milan Investment Group, LLC purchased four Series A Preferred Units for $200,000. Milan Investment Group, LLC is an entity controlled by Gloria J. Freeman, the spouse of one of our directors. To help facilitate the Reorganization Transactions described above, BHR redeemed all of the outstanding Series A Preferred Units (36.5 units) from certain accredited investors in April 2014. As part of this redemption, Jerry D. Bostelman, one of our directors, received $250,000 and Milan Investment Group, LLC received $200,000. The proceeds from such redemptions were used to purchase an aggregate of 55,406 shares of AAC common stock at a price of $8.12 per share.

2014 Private Placement

Prior to the Reorganization Transactions described above, AAC was the ultimate parent company of our business and all previous financing transactions were effected through AAC, including a private placement of its common stock in 2014. From February through April 2014, AAC issued 741,322 shares of common stock to certain accredited investors at a price of $8.12 per share, for aggregate offering proceeds of $6.0 million. The following table summarizes the participation by our officers, directors and their affiliates in the offering:

Name	Relationship with Us	Shares	Aggregate Consideration Paid to AAC
Candance Henderson-Grice(1)	Chief Operating Officer	6,156	$49,994
Kathryn Sevier Phillips	General Counsel and Secretary	12,313	$100,000
Adam Mittelberg	Vice President	3,078	$25,000
Jerry D. Bostelman	Director	61,563	$499,988
Darrell S. Freeman, Sr.(2)	Director	55,406	$449,981

(1)	The shares presented as beneficially owned by Ms. Henderson-Grice include 6,156 shares purchased by Alan Grice, Ms. Henderson-Grice’s spouse, through a retirement account controlled by Mr. Grice.
(2)	The shares presented as beneficially owned by Mr. Freeman include 24,625 shares purchased by Milan Investment Group, LLC, an entity controlled by Gloria J. Freeman, Mr. Freeman’s spouse.

AAC Related Party Debt

On April 15, 2014, AAC entered into a Second Amended and Restated Credit Facility (the “2014 Credit Facility”) with Wells Fargo Bank, National Association. Mr. Cartwright, our CEO, and Mr. Menz, our President, jointly and severally guaranteed the 2014 Credit Facility. On December 18, 2014, the Company terminated its 2014 Credit Facility, after having repaid the outstanding principal balance of $487,500 plus accrued interest under the 2014 Credit Facility on December 12, 2014.

In March 2012, Mr. Bostelman, one of our directors, purchased $200,000 in aggregate principal amount of subordinated promissory notes, which mature in full on March 31, 2017. In connection with this transaction, Mr. Bostelman received a warrant to purchase 23,717 shares of AAC common stock at $0.64 per share, which he exercised in full in March 2014. As of December 31, 2014, the outstanding principal amount of Mr. Bostelman’s subordinated promissory notes was $200,000. During 2014, we paid approximately $24,000 of interest and made no principal payments with respect to these subordinated promissory notes. The outstanding balance of these subordinated promissory notes was repaid in full in February 2015.

As of December 31, 2013, we had a note receivable outstanding from Mr. Menz with a principal balance of $250,000. This note receivable was repaid in full by Mr. Menz to AAC on April 15, 2014. In addition, at certain times during 2014, AAC had a non-interest bearing receivable from Mr. Menz of up to $390,000. The balance of this non-interest bearing receivable was repaid in full by Mr. Menz to AAC in September 2014.

BHR Debt

In conjunction with the consolidation of certain of the Company’s variable interest entities, the Company’s December 31, 2014 balance sheet included debt of $24.6 million related to BHR (the “BHR Debt”), which owns all of the outstanding equity interests of Concorde Real Estate, LLC, Greenhouse Real Estate, LLC and The Academy Real Estate, LLC, which entities own certain of the Company’s real property assets. As a result of the Reorganization Transactions completed in April 2014, the Company now owns 100% of the outstanding common membership interests in BHR. During 2014, the BHR Debt consisted of the following indebtedness:

Concorde Real Estate, LLC. In conjunction with the consolidation of Concorde Real Estate, LLC on June 27, 2012, AAC assumed a $3.5 million promissory note that was refinanced and increased in July 2012 to loans totaling $7.4 million in two tranches; these loans were subsequently refinanced with a $9.6 million note. The amount outstanding under this note at December 31, 2014 was $8.6 million. In July 2014, we executed an interest rate swap agreement with respect to the promissory note to effectively fix the interest rate at 4.16%. The amounts of principal and interest paid during 2014 were $691,961 and $246,453, respectively. The note was guaranteed by AAC, Mr. Cartwright, our CEO, and Mr. Menz, our President.

Greenhouse Real Estate, LLC. Greenhouse Real Estate, LLC entered into a $13.2 million construction loan facility with a financial institution in October 2013 to refinance existing debt related to a 70-bed facility located in Grand Prairie, Texas and to fund the construction of an additional 60 beds at this facility. In August 2014, we converted the construction loan to a term loan that amortized over a five-year period and matured in August 2019. The amended and restated term loan was represented by a $12.7 million promissory note that required monthly principal payments of $70,778 plus monthly interest and a balloon payment of $8.5 million due at maturity. The amount outstanding under this note at December 31, 2014 was $12.5 million. In July 2014, we executed an interest rate swap agreement with respect to the amended and restated term loan to effectively fix the interest rate at 4.62%. The amounts of principal and interest paid during 2014 were $283,111 and $111,750, respectively. The amended and restated term loan was guaranteed by AAC, BHR and Messrs. Cartwright and Menz.

The Academy Real Estate, LLC. The Academy Real Estate, LLC entered into a $3.6 million promissory note with a financial institution in May 2013 to finance the purchase of certain property in Riverview, Florida. In April 2014, we amended the promissory note to extend the maturity date to July 2019. Under the amended promissory note, we made monthly principal payments of $30,059 that began in October 2014. The amount outstanding under the amended promissory note at December 31, 2014 was $3.5 million and the interest rate was 3.17%. The amounts of principal and interest paid during 2014 were $90,175 and $27,945, respectively. The amended promissory note was guaranteed by AAC, BHR and Messrs. Cartwright and Menz.

In March 2015, we repaid in full all of the outstanding BHR Debt described above.

Other BHR Transactions

In November 2013, AAC entered into a purchase agreement to acquire an outpatient center in Las Vegas, Nevada for a purchase price of $2.0 million. The purchase agreement for the Las Vegas facility was assigned to a subsidiary of BHR in January 2014.

We have entered into various operating leases with BHR and its predecessor entities. BHR was formerly controlled by Messrs. Cartwright, Menz and Manz. These operating leases expire in October 2018. Commercial properties under the operating leases primarily include space required to perform client services and space for administrative facilities. Total rental payments to BHR in 2014 prior to the consummation of the BHR Acquisition totaled $1.1 million.

CRMS Relationship

CRMS provides outsourced medical billing and collection services to the Company. Prior to the Reorganization Transactions discussed above, CRMS was owned 50% by the spouse of our Chief Executive Officer and 50% by the spouse of our President. During 2014 prior to the CRMS Acquisition, the Company paid $0.1 million in fees to CRMS. Following the CRMS Acquisition described above, CRMS is now a wholly owned subsidiary.

Related Party Acquisition Debt

On August 31, 2012, the Company acquired certain assets of AJG Solutions, Inc. (d/b/a Treatment Solutions Network) and its subsidiaries and the equity of B&B Holdings Intl LLC (collectively, the “TSN Acquisition”). At the time of the TSN Acquisition, AJG and B&B were jointly owned by two individuals, each of whom became employees of the Company following the acquisition.

In connection with the TSN Acquisition, AAC issued to Michael Blackburn, Vice President of Business Development of AAC, two separate subordinated notes. The first note was issued in the principal amount of $0.6 million and was paid in full in March 2013. The second note was issued in the principal amount of $3.1 million. In March 2013, Mr. Blackburn converted $0.5 million of the 3.125% tranche of the note into shares of AAC common stock at a conversion price per share of $5.24. In connection with this conversion, AAC issued to Mr. Blackburn an amended and restated subordinated promissory note in the principal amount of $2.4 million payable in two tranches: (i) $0.9 million accrues interest at 5% annually and is payable in equal installments of $33,418 per month through September 2015 and (ii) $1.5 million accrues interest at 3.125% annually and is payable in one balloon payment due on August 31, 2015. As of December 31, 2014, the outstanding principal amount of the amended and restated note was $1.7 million. The aggregate amounts of principal and interest paid during 2014 with respect to the outstanding subordinated note were $376,828 and $24,182, respectively.

Vaco Relationship

We are party to certain placement agreements with Vaco Nashville, LLC, an entity substantially owned by Vaco Holdings, LLC. Jerry D. Bostelman, one of our directors, is an executive officer and significant owner of Vaco Holdings, LLC. Vaco Nashville, LLC has provided us accounting professionals to bolster our accounting department and is typically paid 25% of each employee’s first year salary as a placement fee or paid an hourly rate for temporary professional services. We paid aggregate fees to Vaco Nashville, LLC of $352,611 in 2014.

Employment

Michael Stetar, who serves as our Chief Technology Officer, was hired in December 2010. Mr. Stetar is the brother-in-law of our President. The Company paid Mr. Stetar $198,000 in 2014.

Following the CRMS Acquisition, Tina Cartwright has served as the Chief Executive Officer of CRMS. Ms. Cartwright is the spouse of our CEO. The Company paid Ms. Cartwright $212,500 in 2014 following the CRMS Acquisition.

Professional Groups

During 2014, AAC was affiliated with the Professional Groups located in each of the five states in which we operate that engage physicians and mid-level service providers and provide professional services to our clients through professional services agreements with each treatment facility. We provided the initial working capital funding in connection with the formation of the Professional Groups in return for a receivable. We make additional advances to the Professional Groups during periods in which there is a shortfall between revenues collected by the Professional Group from the treatment facilities and payors, on the one hand, and the Professional Group’s contracting expenses and payroll requirements, on the other hand, thereby increasing the balance of the receivable. Excess cash flow of the Professional Groups is repaid to us, resulting in a decrease in the receivable. The professional groups are obligated to repay these funds and are charged commercially reasonable interest. We had a receivable from each of the Professional Groups at December 31, 2014. Total advances to the Professional Groups at December 31, 2014 were $4.1 million. The receivables due to us from each of the Professional Groups are eliminated in the consolidation of the Professional Groups as VIEs.

Prior to August 2014, three of the five Professional Groups were owned by Mr. Cartwright, our CEO. In August 2014, Mr. Cartwright’s ownership interest in the Professional Groups was transferred to licensed physicians of the Professional Groups. The Professional Groups made no payments to AAC in 2014. Mr. Cartwright did not receive any separate compensation or financial interest in connection with his ownership in these entities.

GENERAL INFORMATION

Stockholder Proposals for 2016 Annual Meeting

The 2016 annual meeting of stockholders is expected to be held on May 17, 2016, although this date may change. Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2016 annual meeting of stockholders must be received by us at our principal executive offices at 115 East Park Drive, Second Floor, Brentwood, Tennessee 37027 no later than the close of business on December 17, 2015 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.

If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is a stockholder of record at the time the stockholder gives notice and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. For a stockholder proposal to be considered timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 20, 2016 and not later than February 19, 2016); provided, however, that in the event our annual meeting is more than 30 days before or after the date of first anniversary of the preceding year’s annual meeting of stockholders, then to be timely such notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2014 pursuant to Rule 16a-3(e) of the Exchange Act and/or written representations from Reporting Persons that they were not required to file a Form 5 for the fiscal year, the Company believes that all Reporting Persons filed the required reports on a timely basis.

Annual Report to Stockholders

A copy of this Proxy Statement and our 2014 Annual Report to Stockholders has been posted on the website proxyvote.com. Our Annual Report to Stockholders is not proxy soliciting material.

Delivery of Proxy Materials to Stockholders Sharing an Address

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure with respect to registered holders of its Common Stock, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of Common Stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement, the 2014 Annual Report to Stockholders or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

Cost of Proxy Solicitation

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

ANNEX A

AAC Holdings, Inc. Employee Stock Purchase Plan

ARTICLE I.

INTRODUCTION

1.1 ESTABLISHMENT OF PLAN. AAC Holdings, Inc., a Nevada corporation (the “Company”), adopts the following employee stock purchase plan for eligible employees of the Employer (as defined below). This Plan shall be known as the AAC Holdings, Inc. Employee Stock Purchase Plan.

1.2 PURPOSE. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer (as defined below) to become stockholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and stockholders.

1.3 QUALIFICATION. This Plan is intended to be an employee stock purchase plan that qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options. The Company makes no undertakings nor representations to maintain the qualified status of this Plan or any options issued hereunder in the future. In addition, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan Administrator, as consistent and in accordance with Section 423 of the Code and the Treasury Regulations issued thereunder.

1.4 RULE 16B-3 COMPLIANCE. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934 and should be interpreted in accordance therewith.

ARTICLE II.

DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1 BOARD OF DIRECTORS. The Board of Directors of the Company.

2.2 CLOSING MARKET PRICE. The closing price of the Stock as reported on the New York Stock Exchange; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3 CODE. The Internal Revenue Code of 1986, as amended from time to time.

2.4 COMMENCEMENT DATE. The first day of each Option Period. The first Commencement Date shall be January 1, 2015.

2.5 CONTRIBUTION ACCOUNT. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

2.6 EFFECTIVE DATE. January 1, 2015.

2.7 EMPLOYEE. Each employee of the Employer except (i) any employee whose customary employment is twenty (20) hours per week or less or (ii) whose customary employment is for not more than five (5) months in any calendar year. The Administrator may determine, as to any Option Period, that the offer will not be extended to highly compensated Employees within the meaning of Section 414(q) of the Code.

2.8 EMPLOYER. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a Subsidiary under Section 2.19 hereof and that such corporation does not affirmatively disavow this Plan. For purposes of this Plan, the term “corporation” means a corporation as defined in Section 1.421-1(i)(1) of the Treasury Regulations, which definition includes a foreign corporation (as defined in Section 7701(a)(5) of the Code) and a limited liability company taxable as a corporation for all Federal tax purposes.

2.9 EXERCISE DATE. The last trading date of each Option Period on the New York Stock Exchange.

2.10 EXERCISE PRICE. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.11 FIVE-PERCENT STOCKHOLDER. An Employee who owns five-percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary thereof. In determining this five percent test, shares of stock that the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock that may be issued under stock options shall not be counted in the total of outstanding shares in the denominator, in accordance with Treasury Regulation 1.423-2(d)(1) and (2).

2.12 GRANT DATE. The first trading date of each Option Period on the New York Stock Exchange.

2.13 OPTION PERIOD. Shall mean the period established in advance by the Plan Administrator during which payroll deductions shall be collected to purchase Stock pursuant to an offering under this Plan. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Plan’s Option Periods shall mean successive periods of six (6) consecutive months (i) commencing on January 1 and ending on June 30 and (ii) commencing on July 1 and ending on December 31. The first Option Period on or after the Effective Date shall begin on January 1, 2015 and shall end on June 30, 2015.

2.14 NON-423(b) OFFERING. Shall mean the rules, offerings, procedures or sub-plans, if any, adopted by the Plan Administrator as a part of this Plan, pursuant to which options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted.

2.15 PARTICIPANT. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan. The Plan Administrator may provide that any employee of any Subsidiary shall only be eligible to participate in a separate offering not intended to qualify under Section 423 of the Code.

2.16 PLAN. The AAC Holdings, Inc. Employee Stock Purchase Plan.

2.17 PLAN ADMINISTRATOR. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

2.18 STOCK. Those shares of common stock of the Company that are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.19 SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Administrator may provide that the Employees of any designated Subsidiary shall only be eligible to participate in a Non-423(b) Offering.

ARTICLE III.

STOCKHOLDER APPROVAL

3.1 STOCKHOLDER APPROVAL REQUIRED. This Plan must be approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2 STOCKHOLDER APPROVAL FOR CERTAIN AMENDMENTS. Without the approval of the stockholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by stockholders must occur within one (1) year of such amendment, or such amendment shall be void ab initio, comply with applicable provisions of the corporate certificate of incorporation and bylaws of the Company, and comply with Nevada law prescribing the method and degree of stockholder approval required for issuance of corporate stock or options.

ARTICLE IV.

ELIGIBILITY AND PARTICIPATION

4.1 CONDITIONS. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date he is initially employed by the Employer. No Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2 APPLICATION FOR PARTICIPATION. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form (or on-line enrollment process as determined by the Plan Administrator) and file it with his Employer or the third party plan administrator appointed by the Plan Administrator, in accordance with the instructions on the enrollment form prior to the next Commencement Date (the “Enrollment Period”). The duration and timing of any Enrollment Periods may be changed or modified by the Plan Administrator from time to time. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to any limits contained herein). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

4.3 DATE OF PARTICIPATION. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4 ACQUISITION OR CREATION OF SUBSIDIARY. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, and in accordance with Section 423 of the Code, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

ARTICLE V.

CONTRIBUTION ACCOUNT

5.1 EMPLOYEE CONTRIBUTIONS. The enrollment form signed or executed on- line, as determined by the Plan Administrator, by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than one-hundred dollars ($100.00). The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan, as applicable. Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, the dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2 MODIFICATION OF CONTRIBUTION RATE. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form or on-line form with the Employer or third party administrator, as determined by the Plan Administrator, during the applicable Enrollment Period designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from June 21 through June 30 and December 22 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing or made on-line, as determined by the Plan Administrator, or on such forms as provided by the Employer and shall become effective on such date as determined and communicated to the Participants by the Plan Administrator, but in all events, within thirty (30) days from the date completed. The Participant shall become eligible to recommence contributions on the next Commencement Date.

5.3 WITHDRAWAL OF CONTRIBUTIONS. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from June 21 through June 30 and December 22 through December 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

ARTICLE VI.

ISSUANCE AND EXERCISE OF OPTIONS

6.1 RESERVED SHARES OF STOCK. The Company shall initially reserve two-hundred fifty-thousand (250,000) shares of Stock for issuance upon exercise of the options granted under this Plan or any Non-423(b) Offering. If any option granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such option shall again become available for issuance under the Plan.

6.2 ISSUANCE OF OPTIONS. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6. All such options shall be automatically exercised on the following Exercise Date, except for options that are canceled when a Participant withdraws the balance of his Contribution Account or that are otherwise terminated under the provisions of this Plan.

6.3 DETERMINATION OF EXERCISE PRICE. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of eighty-five percent (85%) of the Closing Market Price of the Stock on the Exercise Date or eighty-five percent (85%) of the Closing Market Price of the Stock on the Grant Date.

6.4 PURCHASE OF STOCK. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash, without interest.

6.5 TERMS OF OPTIONS. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including without limitation Section 423 of the Code and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code. Notwithstanding the foregoing, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan, as provided for and in accordance with Section 423 of the Code and the Treasury Regulations thereunder.

6.6 LIMITATIONS ON OPTIONS. The options granted hereunder are subject to the following limitations:

(a) The maximum number of shares of Stock that may be purchased by any Participant on an Exercise Date, subject to the limit provided for in Section 6.6(b) herein, shall be two-thousand five-hundred (2,500) shares. This maximum number of shares shall be adjusted as determined by the Plan Administrator in accordance with, and upon the occurrence of an event described in, Section 10.3. Any amounts contributed by a Participant during an Option Period that may not be used to purchase Stock due to the share limit under this Section 6.6(a) shall be returned to the participant in cash, without interest.

(b) No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a parent or Subsidiary thereof that is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

(c) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Stockholder.

(d) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7 PRO-RATA REDUCTION OF OPTIONED STOCK. If the total number of shares of Stock to be purchased under options by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.

6.8 STATE SECURITIES LAWS. Notwithstanding anything to the contrary contained herein and to the extent permitted by Section 423 of the Code, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State or foreign (or other applicable) securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock, without interest.

ARTICLE VII.

TERMINATION OF PARTICIPATION

7.1 TERMINATION OF EMPLOYMENT. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

7.2 DEATH. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from, June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 21 or December 22 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining that is insufficient to purchase a whole share shall be paid to the legal representative.

7.3 RETIREMENT. If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 21 or December 22 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining that is insufficient to purchase a whole share shall be paid to the retired Participant.

7.4 DISABILITY. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 21 or December 22 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining that is insufficient to purchase a whole share shall be paid to the disabled Participant.

ARTICLE VIII.

OWNERSHIP OF STOCK

8.1 ISSUANCE OF STOCK. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

8.2 PREMATURE SALE OF STOCK. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

(i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

(ii) prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

8.3 RESTRICTIONS ON SALE. The Plan Administrator may, in its sole discretion, and in accordance with Section 423 of the Code, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall, in the discretion of the Plan Administrator, contain a legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

8.4 TRANSFER OF OWNERSHIP. A Participant who purchases shares of Stock under this Plan shall be granted at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury Regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan and the Employer’s written policies and procedures.

ARTICLE IX.

ADMINISTRATION AND AMENDMENT

9.1 ADMINISTRATION. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3, (vii) adopt such rules or offerings as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of the options or otherwise provide for the participation by Employees who reside outside of the U.S., including determining which Employees are eligible to participate in a Non-423(b) Offering or other subplans established by the Plan Administrator, and (viii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms.

The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2 AMENDMENT. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 or as otherwise required to obtain shareholder approval by applicable law, including Section 423 of the Code, shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2.

ARTICLE X.

MISCELLANEOUS

10.1 EXPENSES. The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2 NO CONTRACT OF EMPLOYMENT. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3 ADJUSTMENT UPON CHANGES IN STOCK. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including without limitation such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward. It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

10.4 ACQUISITIONS AND DISPOSITIONS. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Section 423 of the Code, create special Option Periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and, notwithstanding any other Section of this Plan, may provide for special purchase dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Subsidiary or a portion of the Company, which Option Periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances, in accordance with Section 423 of the Code.

10.5 EMPLOYER’S RIGHTS. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including without limitation the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.6 LIMIT ON LIABILITY. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers, directors or agents, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any stockholder, officer, director or agent as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.6, of any right which is not susceptible to advance waiver under applicable law.

10.7 GENDER AND NUMBER. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.8 GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Nevada, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury Regulations promulgated thereunder.

10.9 HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.10 SEVERABILITY. To the extent any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall, to the extent unenforceable or invalid, be deemed inapplicable and omitted in any applicable jurisdiction only, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law and such unenforceable or invalid provision shall be replaced with a provision that is valid and enforceable to the maximum extent permitted by applicable law.

AAC HOLDINGS, INC.
115 EAST PARK DRIVE, SECOND FL BRENTWOOD TN 37027
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
1 OF 2
1 1
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
NAME
THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K
CONTROL #
SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
For Withhold For All To withhold authority to vote for any
All All Except individual nominee(s), mark “For All
Except” and write the number(s) of the
The Board of Directors recommends you vote 0
nominee(s) on the line below. 2
FOR the following: 0 0 0
1. Election of Directors
Nominees
01 Jerry D. Bostelman 02 Lucius E. Burch, III 03 Michael T. Cartwright 04 Darrell S. Freeman, Sr. 05 David C. Kloeppel
06 Jerrod N. Menz 07 Richard E. Ragsdale 0000000000
The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain
2 Proposal to approve the AAC Holdings, Inc. Employee Stock Purchase Plan. 0 0 0
3 Proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year 0 0 0 ending December 31, 2015.
NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnerships, please sign in full corporate or partnership name, by authorized officer.
JOB #
Signature [PLEASE SIGN WITHIN BOX] Date
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
SHARES CUSIP # SEQUENCE #
Signature (Joint Owners) Date
0000243636_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report is/are available at www.proxyvote.com .
AAC HOLDINGS, INC. Annual Meeting of Stockholders May 19, 2015 2:00 PM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Michael T. Cartwright, Jerrod N. Menz and Kathryn Sevier Phillips, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AAC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CDT on May 19, 2015, at 150 Third Avenue South, Suite 2800, Nashville, TN 37201, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
0000243636_2 R1.0.0.51160